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                                                                   Exhibit 10.34



                               FIRST AMENDMENT TO
                         CARDINAL REALTY SERVICES, INC.
                         EXECUTIVE DEFERRED COMPENSATION
                              RABBI TRUST AGREEMENT


          WHEREAS, Lexford Residential Trust, formerly known as Cardinal Realty Services, Inc. (the "Company") established the Cardinal Realty Services, Inc. Executive Deferred Compensation Rabbi Trust (the "Trust") effective as of November 21, 1996; and

          WHEREAS, the Company appointed The Provident Bank to serve as Trustee of the Trust (the "Trustee"); and

          WHEREAS, Section 12(a) of the Trust provides that the Trust may be amended by a written instrument executed by the Company and the Trustee; and

          WHEREAS, the Company desires to amend the Trust.

          NOW, THEREFORE, the Trust is amended effective April 16, 1998 as follows:

          1. Clause (b) of the preamble to the Trust shall be amended by inserting "(the "Plan")" at the end of the sentence.

          2. The name of the Trust shall be changed to the "Lexford Residential Trust Executive Deferred Compensation Rabbi Trust Agreement".

          3.   Section 5(a) of the Trust shall be changed to read as follows:

"(a) All rights associated with assets of the Trust shall be exercised by the Trustee, and shall in no event be exercisable by or rest with Plan participants. Except as required under clause (b) below and as otherwise provided in this clause (a), the Trustee shall invest in common shares of beneficial interest, $.01 par value per share, of the Company (the "Common Shares"). Any cash received by the Trustee, including amounts received as dividends on Common Shares, may be invested in other investment vehicles in accordance with the terms of the Plan, provided, however, that if the Trustee receives no investment direction from the Company with respect to a Participant Account as defined in clause (c) below, the account shall be invested in Common Shares. Any amounts held pending investment shall be invested in an investment vehicle selected by Trustee. Notwithstanding the foregoing provisions of this clause (a), Trustee shall have no obligation or authority with respect to engaging in a transaction in Common Shares that would violate any restriction or limitation imposed by applicable state or federal securities laws and regulations."



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          4. Section 5(c) of the Trust shall be changed to read as follows:

"(c) Trustee shall maintain bookkeeping accounts for each Plan participant (a "Participant Account") representing his or her interests under the Plan. All Participant Accounts established and maintained hereunder shall be credited with contributions and earnings or losses so as to reflect a Plan participant's interest for calculation and recordkeeping purposes only, and the Trust assets reflected in such Accounts shall at all time remain subject to the claims of the Company's general creditors."

          5. Section 6 of the Trust shall be changed to read as follows:

SECTION 6.  DISPOSITION OF INCOME.

          Subject in all events to the terms of Section 3, during the term of this Trust, the Trustee shall receive and distribute in part to Plan participants or their beneficiaries and accumulate and reinvest in part (pursuant to the provisions of Section 5 of this Agreement) dividends declared and paid on account of Common Shares held in the Trust pursuant to the written instructions of the Company from time to time. All other income received by the Trust, net of expenses and taxes not otherwise funded by the Company, will be accumulated, reinvested and allocated to Participant accounts (pursuant to the provisions of Section 5 (c) of this Agreement) pending future distribution in accordance with the terms thereof.

          6. Section 14 of the Trust is amended to correct a typographical error in the effective date to read as follows:

          "The effective date of this Trust Agreement shall be November 27, 1996."


                                            LEXFORD RESIDENTIAL TRUST


                                            By: /s/ BRADLEY A. VAN AUKEN
                                                --------------------------------
                                                Name: Bradley A. Van Auken
                                                Title:  Senior Vice President,
                                                General Counsel & Secretary



                                            THE PROVIDENT BANK, TRUSTEE


                                            By: /s/ WILLIAM A. HARDING
                                                --------------------------------
                                                Name:  William A. Harding
                                                Title:  Vice President